Exhibit 10.15

RITTER PHARMACEUTICALS, INC.

NOTICE OF GRANT OF STOCK OPTION

The Grantee has been granted an option (the “Option”) to purchase certain Shares of Ritter Pharmaceuticals, Inc. (the “Company”) pursuant to the Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “Plan”), as follows:

Grantee:	Ira E. Ritter_____________________

Date of Grant:	May 18, 2020_______________________

Number of Option Shares:	___361,501________________________

Exercise Price:	$ 0.64______________________

Option Expiration Date:	The date four (4) years after the Date of Grant

Tax Status of Option:	Nonstatutory Stock Option.

Vested Shares:	The Option Shares shall become fully vested and exercisable upon the consummation of the Company’s reverse-merger transaction involving Qualigen, Inc.

Lock-Up Restrictions:	The Grantee shall be subject to a 180-day lock-up period with respect to the Option as described in the Stock Option Agreement.

Capitalized terms not defined herein shall have the meaning as set forth in the 2015 Equity Incentive Plan.

The Exercise Price represents an amount the Company believes to be no less than 100% of the Fair Market Value of a Share on the Date of Grant, determined in good faith in compliance with the requirements of Section 409A of the Code. However, there is no guarantee that the Internal Revenue Service (the “IRS”) will agree with the Company’s determination. A subsequent IRS determination that the Exercise Price is less than such fair market value could result in adverse tax consequences to the Grantee. By signing below, the Grantee agrees that the Company, its Directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Grantee as a result of such determination by the IRS. The Grantee is urged to consult with his or her own tax advisor regarding the tax consequences of the Option, including the application of Section 409A.

By their signatures below, the Company and the Grantee agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document. The Grantee acknowledges receipt of copies of the Plan and the Stock Option Agreement, represents that the Grantee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

RITTER PHARMACEUTICALS, INC.		GRANTEE

By:	/s/ Andrew J. Ritter	/s/ Ira E. Ritter
Name:	Andrew J. Ritter	Name:	Ira E. Ritter
Title:	Chief Executive Officer	Date:	May 18, 2020
Address:		Address:

ATTACHMENTS:	Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan, as amended to the Date of Grant; Stock Option Agreement and Exercise Notice

Ritter Pharmaceuticals, inc.

STOCK OPTION AGREEMENT

Ritter Pharmaceuticals, Inc. has granted to the Grantee named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain Shares upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Grantee: (a) acknowledges receipt of, and represents that the Grantee has read and is familiar with the terms and conditions of, the Grant Notice, this Option Agreement and the Plan, (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

1.	Definitions and Construction.

1.1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	Tax Consequences.

2.1. Tax Status of Option. This Option is intended to have the tax status designated in the Grant Notice.

a. Incentive Stock Option. If the Grant Notice so designates, this Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Grantee should consult with the Grantee’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO GRANTEE: If the Option is exercised more than three (3) months after the date on which you cease to be an Employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

b. Nonstatutory Stock Option. If the Grant Notice so designates, this Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

2.2 ISO Fair Market Value Limitation. If the Grant Notice designates this Option as an Incentive Stock Option, then to the extent that the Option (together with all Incentive Stock Options granted to the Grantee under all stock option plans of the Participating Company Group, including the Plan) becomes exercisable for the first time during any calendar year for Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount will be treated as Nonstatutory Stock Options. For purposes of this Subsection 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of Shares is determined as of the time the option with respect to such Shares is granted. If the Code is amended to provide for a different limitation from that set forth in this Subsection 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Subsection 2.2, the Grantee may designate which portion of such Option the Grantee is exercising. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO GRANTEE: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

3.	Administration.

All questions of interpretation concerning the Grant Notice, this Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option.

4.	Exercise of the Option.

4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the vesting criteria set forth in the Grant Notice has been satisfied and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of Shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 13.2 of the Plan.

4.2 Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Grantee in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Grantee is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Grantee and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Grantee’s election to exercise the Option, the number of Shares for which the Option is being exercised and such other representations and agreements as to the Grantee’s investment intent with respect to such Shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of Shares being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.3 Payment of Exercise Price.

a. Forms of Consideration Authorized. Payment of the exercise price for the Shares being purchased pursuant to the Option shall be made by any of the following, or a combination of the following, at the election of Grantee:

i. cash or check denominated in U.S. dollars,

ii. Shares (including Shares otherwise issuable in settlement of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required,

iii. payment through a broker in accordance with procedures permitted by applicable law and regulations, or

iv. other form of legal consideration acceptable to the Administrator.

4.4 Tax Withholding.

(a) In General. At the time the Award Agreement is executed, or at any time thereafter as requested by the Company, the Grantee hereby authorizes withholding from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for, any sums required to satisfy (in cash or, if and only if the Company so elects in its sole discretion, otherwise) the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant, vesting or exercise of the Option or the issuance of Shares in settlement thereof. The Company shall have no obligation to deliver Shares until the tax obligations of the Company have been satisfied by the Grantee.

(b) Withholding in Securities. The Company may, in its discretion, require the Grantee to satisfy all or any portion of the tax obligations by deducting from the Shares otherwise deliverable to the Grantee in settlement of the Option a number of Shares having a Fair Market Value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates. In the event that the Company determines that the tax obligations will not be satisfied by the method described above, Grantee authorizes the designated plan administrator or any successor plan administrator, to sell a number of Shares that are purchased under the Option, which the Company determines is sufficient to generate an amount that meets the tax obligations plus additional Shares, as necessary. To account for rounding and market fluctuation, and to pay such tax withholding amounts to the Company. The Shares may be sold as part of a block trade with other Grantees of the Plan in which all Grantees receive an average price. Any adverse consequences to the Grantee resulting from the procedure permitted under this Subsection 4.4, including, without limitation, tax consequences, shall be the sole responsibility of the Grantee.

(c) Consultation. The Grantee hereby acknowledges that he or she understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s exercise of the Option or disposition of the Shares. The Grantee hereby represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the exercise of the Option or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

4.5 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.6 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.	Nontransferability of the Option.

During the lifetime of the Grantee, the Option shall be exercisable only by the Grantee or the Grantee’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Grantee or the Grantee’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Grantee, the Option, to the extent provided in Section 7, may be exercised by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.

6.	Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, or (b) the close of business on the last date for exercising the Option following Grantee’s Termination of Service as described in Section 7, or (c) a Change in Control to the extent provided in the Plan.

7.	Effect of Termination of Service.

7.1 Option Exercisability. The Option shall terminate immediately upon the Grantee’s Termination of Service to the extent that it is then unvested and shall be exercisable after the Grantee’s Termination of Service to the extent it is then unexercised and vested only during the applicable time period as determined below and thereafter shall terminate.

a. Termination for Cause. Notwithstanding any other provision of this Option Agreement, if the Grantee’s Termination of Service is for Cause, the Option, whether or not vested, shall terminate and cease to be exercisable immediately upon such Termination of Service.

b. Other Termination of Service. If the Grantee’s Termination of Service is for any reason, except Cause, the Option, to the extent unexercised and vested on the date of Grantee’s Termination of Service, may be exercised by the Grantee at any time prior to the expiration of twenty-four (24) months after the date of Grantee’s Termination of Service, but in any event no later than the Option Expiration Date.

7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than Termination of Service for Cause, if the exercise of the Option within the applicable time periods set forth in Subsection 7.1 is prevented by the provisions of Subsection 4.5, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the Option Expiration Date and in no event later than the end of the applicable time period under this Section 7.

7.3 Special Rule Regarding Termination of Service. As a special rule and notwithstanding the terms set out in the Plan: an occurrence which may be characterized as a Termination of Service shall be deemed not to constitute a Termination of Service if within five (5) days after such occurrence the Grantee begins service to the Company as an Advisor.

8.	Rights as a Stockholder, Director, Employee or Consultant.

The Grantee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in the Plan.

If the Grantee is an Employee, the Grantee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Grantee, the Grantee’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Grantee any right to continue in the service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Grantee’s service as a Director, an Employee or Consultant, as the case may be, at any time. Furthermore, Options are not part of Grantee’s employment contract (if any) with the Company or Company Group, Grantee’s salary, Grantee’s normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.

9.	Notice of Sales Upon Disqualifying Disposition.

The Grantee shall dispose of the Shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, if the Grant Notice designates this Option as an Incentive Stock Option, the Grantee shall (a) promptly notify the stock plan administrator for the Company if the Grantee disposes of any of the Shares acquired pursuant to the Option within one (1) year after the date the Grantee exercises all or part of the Option or within two (2) years after the Date of Grant and (b) provide the Company with a description of the circumstances of such disposition. Until such time as the Grantee disposes of such Shares in a manner consistent with the provisions of this Option Agreement, unless otherwise expressly authorized by the Company, the Grantee shall hold all Shares acquired pursuant to the Option in the Grantee’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing Shares acquired pursuant to the Option requesting the transfer agent for the Company’s Shares to notify the Company of any such transfers. The obligation of the Grantee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

10.	Lock-Up Restrictions.

The Grantee agrees that, without the prior written consent of the Company, during the period commencing at the Date of Grant and continuing until 180 days after the Date of Grant, the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, the Option or any shares of Common Stock of the Company issuable upon exercise of the Option (collectively, the “Lock-Up Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities; (4) grant any proxies or powers of attorney with respect to any Lock-Up Securities, deposit any Lock-Up Securities into a voting trust or enter into a voting agreement or similar arrangement or commitment with respect to any Lock-Up Securities; or (5) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).

Notwithstanding the above, the Lock-Up Restrictions will automatically terminate on the date that is 180 days after the Date of Grant. The period during which the Lock-Up Restrictions apply to the Lock-Up Securities will be deemed the “Lock-Up Period”.

The Grantee agrees that during the Lock-Up Period, the undersigned will not engage in any hedging or other transaction with respect to any Lock-Up Securities that reasonably could be expected to result in a sale or disposition of such Lock-Up Securities even if such Lock-Up Securities would be disposed of by someone other than the Grantee. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to such Lock-Up Securities or to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Securities.

Notwithstanding the foregoing, the Grantee may transfer any of the Lock-Up Securities (i) as a bona fide gift or charitable contribution, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Grantee, (iii) by testate succession or intestate succession, (iv) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, (v) to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned or the immediate family of the undersigned, (vi) to a nominee or custodian to whom a disposition or transfer would be permissible under clauses (i) through (v), (vii) to the Company in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), upon a vesting event of the Lock-Up Securities or upon the exercise of Lock-Up Securities on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but excluding any exercise that would involve a sale in the open market of any Lock-Up Securities), (viii) pursuant to a change of control of the Company to the extent provided for in the Plan, provided that in the event that such change of control transaction is not completed, the Lock-Up Securities will remain subject to the Lock-Up Restrictions, or (ix) pursuant to an order of a court or regulatory agency; provided, in the case of clauses (i)-(vi), that (A) such transfer will not involve a disposition for value and (B) the transferee promptly provides the Company with its written agreement to be bound by these Lock-Up Restrictions upon consummation of such transaction; and provided, further, in the case of clauses (i)-(vii), no filing by any party under Section 16(a) of the Exchange Act will be required or made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” will mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the Lock-Up Restrictions will not apply to the exercise of the Option (other than any exercise that would involve a sale in the open market); provided that it will apply to any of the Lock-Up Securities issued upon such exercise.

Any attempted transfer in violation of the Lock-Up Restrictions will be of no effect and null and void and will not be recorded on the share register of the Company. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of these Lock-Up Restrictions. The Company may cause the legend set forth below to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Lock-Up Securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH THE LOCK-UP RESTRICTIONS APPLICATION TO SUCH SECURITIES, A COPY OF THE STOCK OPTION AGREEMENT CONTAINING THESE LOCK-UP RESTRICTIONS IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

11.	Miscellaneous Provisions.

11.1 Termination or Amendment. The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in the Plan in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Grantee unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Option Agreement shall be effective unless in writing.

11.2 Compliance with Section 409A. The Company intends that income realized by the Grantee pursuant to the Plan and this Option Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Option Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Grantee’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Grantee pursuant to the Plan or this Option Agreement. In any event, and except for the responsibilities of the Company set forth in Subsection 4.4., no Participating Company shall be responsible for the payment of any applicable taxes on income realized by the Grantee pursuant to the Plan or this Option Agreement.

11.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

11.4 Binding Effect. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11.5 Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery electronic delivery at the e-mail address, if any, provided for the Grantee by the Participating Company, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

a. Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Grantee electronically. In addition, if permitted by the Company, the Grantee may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

b. Consent to Electronic Delivery. The Grantee acknowledges that the Grantee has read Subsection 11.5(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Subsection 11.5(a). The Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing. The Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Grantee understands that the Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Grantee may revoke his or her consent to the electronic delivery of documents described in Subsection 11.5(a) or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Grantee understands that he or she is not required to consent to electronic delivery of documents described in Subsection 11.5(a).

11.6 Integrated Agreement. The Grant Notice, this Option Agreement and the Plan, together with any employment, service or other agreement with the Grantee and Company Group referring to the Option, shall constitute the entire understanding and agreement of the Grantee and the Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Grantee and the Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

11.7 Applicable Law. This Option Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

11.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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	Incentive Stock Option	Grantee:
X	Nonstatutory Stock Option

Date:

STOCK OPTION EXERCISE NOTICE

Ritter Pharmaceuticals, Inc.

Attention: ________________

Ladies and Gentlemen:

1. Option. I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of Ritter Pharmaceuticals, Inc. (the “Company”) pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”), my Notice of Grant of Stock Option (the “Grant Notice”) and my Stock Option Agreement (the “Option Agreement”) as follows:

Date of Grant:	______________________
Number of Option Shares:	______________________
Exercise Price per Share:	$_____________________

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares, in accordance with the Grant Notice and the Option Agreement:

Total Shares Purchased:	______________________
Total Exercise Price (Total Shares X Price per Share)	$_____________________

3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cashless Exercise

Cash / Check:	$_____________________

Tender of Company Shares:	Contact Plan Administrator

4. Tax Withholding. I authorize payroll withholding, net-share withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option.

5. Grantee Information.

My address is:

My Social Security Number is:

6. Notice of Disqualifying Disposition. If the Option is an Incentive Stock Option, I agree that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the Shares within one (1) year from the date I exercise all or part of the Option or within two (2) years of the Date of Grant.

7. Tax Consultation. I hereby acknowledge that I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I hereby represent that I am not relying on the Company for any tax advice.

8. Binding Effect. I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Grant Notice and my Option Agreement, copies of which I have received and carefully read and understand. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.
Ritter Pharmaceuticals, Inc.

By:

Title:

Dated: